                                                                     EXHIBIT 4.1


                  AMENDMENT NO. 2 TO FIVE YEAR CREDIT AGREEMENT

     This Amendment No. 2 to Five Year Credit Agreement dated as of August 28, 2000 is entered into with reference to the Five Year Credit Agreement dated as of December 31, 1998 (as amended by Amendment No. 1 dated as of August 31, 1999, the "Credit Agreement"), among PARK PLACE ENTERTAINMENT CORPORATION, the Lenders, Syndication Agent and Documentation Agents referred to therein, and BANK OF AMERICA, N.A. (under its former name, Bank of America National Trust and Savings Association), as Administrative Agent. Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings set forth for those terms in the Credit Agreement. The Borrower and the Administrative Agent (acting with the consent of the Required Lenders pursuant to Section 9.04 of the Credit Agreement) hereby agree that:

     A. WHEREAS, concurrently with the effectiveness of this Agreement, the Borrower is entering into a $1,900,000,000 Short Term Credit Agreement with certain lenders named therein, Bank of America, N.A., as administrative agent and Banc of America Securities, LLC, as Lead Arranger and Sole Book Manager (the "Short Term Agreement");

     B. WHEREAS, concurrently with the effectiveness of the Short Term Credit Agreement, the Borrower has requested an increase to the Commitments under the Credit Agreement from $1,500,000,000 to $2,000,000,000 pursuant to
     Section 2.23 of the Credit Agreement, and, to effectuate such increases, certain lenders have agreed to increase their Commitments and certain additional lenders have agreed to make new Commitments; and

     C. WHEREAS, the Borrower and the Administrative Agent, acting on behalf of the Lenders with the consent of the Required Lenders, desire to make certain conforming amendments to the Credit Agreement as set forth herein.

     NOW, THEREFORE, the parties agree to amend the Credit Agreement as follows:

     1. SECTION 1.01 - DEFINITIONS. Section 1.01 of the Credit Agreement is hereby amended to delete the terms "Combined Pro Forma Financial Statements," "Consolidated Net Worth," "Gaming Segment," "GCI Lakes" "Grand," "Grand Agreement," "Grand Assets, "Grand Distribution Agreement," "Grand Notes," "Hilton," "Hilton Distribution Agreement" "Hilton Notes," "Lakes Spin-Off," "Proxy Statement, "Spin-Off Transaction," "Wholly-Owned Consolidated Subsidiary" and "Year 2000 Issue" and to add or amend the following definitions to read in full as follows (adding those definitions not now appearing therein, and amending those definitions now appearing therein as set forth below):

          "Commitment" means, as to each Lender, the commitment of that Lender to make Loans and to participate in Letters of Credit and Swing Line Loans, in each case as such amount may be reduced from time to time pursuant to
     Section 2.12,

     2.13 or 2.14, or increased pursuant to Section 2.23. As of the Effective Date, the aggregate amount of the Commitments under this Agreement was $1,500,000,000 and the respective Commitments of the Lenders were as set forth on Schedule 1 in effect on such date. As of August 28, 2000, the aggregate amount of the Commitments under this Agreement has been increased pursuant to Section 2.23 to $2,000,000,000 and the respective Commitments of the Lenders are as set forth on Schedule 1 in effect on such date.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period before (i) income taxes, (ii) interest expense, (iii) depreciation and amortization, (iv) minority interest, (v) extraordinary losses or gains, (vi) Pre-Opening Expenses, and (vii) nonrecurring non-cash charges, PROVIDED that, in calculating "Consolidated EBITDA":

               (a) the operating results of each New Project which commences operations and records not less than one full fiscal quarter's operations during the relevant period shall be annualized; and

               (b) Consolidated EBITDA shall be adjusted, on a pro forma basis, to include the operating results of each resort or casino property acquired by the Borrower and its Consolidated Subsidiaries during the relevant period and to exclude the operating results of each resort or casino property sold or otherwise disposed of by the Borrower and its Subsidiaries, or whose operations are discontinued during the relevant period.

          "Consolidated Interest Expense" means, for any period, net interest expense of the Borrower and its Consolidated Subsidiaries for such period, determined in accordance with generally accepted accounting principles, PROVIDED that in calculating "Consolidated Interest Expense" for any period, the interest expenses of the Borrower and its Consolidated Subsidiaries shall be adjusted for any acquisition or disposition of any resort or casino property acquired or sold or otherwise disposed of by the Borrower and its Subsidiaries during the relevant period, on a pro forma basis, utilizing a reasonable methodology which shall be (i) proposed by the Borrower, (ii) consented to by the Administrative Agent at the time of such calculation, which consent shall not be unreasonably withheld, and
     (iii) not objected to in writing by the Required Lenders within the ten Business Days following notice of such methodology.

          "Consolidated Net Income" means, for any period, the consolidated net income of the Borrower and its Consolidated Subsidiaries for such period.

          "New Project" means each new hotel - casino, casino or resort project (as opposed to any project which consists of an extension or redevelopment of an operating hotel, casino or resort) having a development and construction budget in excess of $25,000,000 which hereafter receives a certificate of completion or occupancy and all relevant gaming and other licenses, and in fact commences operations. Without limitation, for all periods in which the opening thereof occurred, the Paris Hotel & Casino located in Las Vegas, Nevada, shall be considered to be a "New Project."

          "Other Commitments" means the lending commitments under the Other Credit Agreement.

          "Other Credit Agreement" means the Short Term Credit Agreement dated as of August 28, 2000 among the Borrower, the lenders referred to therein, and Bank of America, N.A., as Administrative Agent, as at any time amended.

          "Pre-Opening Expenses" means, with respect to any fiscal period, the amount of expenses (OTHER THAN Consolidated Interest Expense) incurred with respect to capital projects which are classified as "pre-opening expenses" on the applicable financial statements of the Borrower and its Subsidiaries for such period, prepared in accordance with generally accepted accounting principles.

          "Rating Decline" means the occurrence on any date on or within 90 days after the date of the first Public Notice of (i) the occurrence of an event described in clauses (i)-(iv) of the definition of "Change of Control" or
     (ii) the intention by the Borrower to effect such an event (which 90-day period shall be extended so long as the rating of the senior debt of the Borrower is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of a decrease in the rating of the senior debt of the Borrower by any of the Rating Agencies to below Investment Grade.

          "Reference Rate" means the rate of interest publicly announced from time to time by Bank of America as its "prime rate" or the similar prime rate or reference rate announced by any successor Administrative Agent. Bank of America's prime rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by Bank of America or any successor Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

     2. SECTION 2.23 - INCREASED COMMITMENTS. Section 2.23(a) of the Credit Agreement is hereby amended to read in full as follows:

     "Subsequent to August 28, 2000, the Borrower may, upon at least 30 days notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders), propose to increase the aggregate amount of the Commitments and the Other Commitments by an aggregate amount not to exceed $225,000,000 (the amount of any such increase of the Commitments being referred to as the "Increased Commitments"). Each Lender party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice, to elect by notice to the Borrower and the Administrative Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then existing. Each Lender which fails to respond to any such request shall be conclusively deemed to have refused to consent to an increase in its Commitment."

     3.   SECTION 4.04 - REPRESENTATION AS TO FINANCIAL INFORMATION. Section
4.04 of the Credit Agreement is hereby amended to read in full as follows:

          "4.04 FINANCIAL INFORMATION.

               (a)  [RESERVED.]

               (b) Since December 31, 1999, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole."

     4. SECTION 4.05 - LITIGATION. Section 4.05 of the Credit Agreement is hereby amended to read in full as follows:

          "4.05 LITIGATION. Except as disclosed in the Borrower's form 10-K report for the year ended December 31, 1999 or in its 10-Q reports for the quarters ended March 31, 2000, and June 30, 2000, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity or enforceability of this Agreement or the Notes. Without limiting the generality of the foregoing, with respect to those litigation matters described above as reported in the Borrower's aforementioned form 10-K or 10-Q reports, (a) the disclosure contained therein was accurate as of the date thereof, and (b) since such date there has been no material adverse development."

     5. SECTION 4.07 - REPRESENTATION AS TO TAX FILINGS. Section 4.07 of the Credit Agreement is hereby amended to read in full as follows:

          "4.07 TAXES. The Borrower and its Significant Subsidiaries have filed all United States Federal income tax returns and other material tax returns which are required to be filed by them and have paid or agreed to settlements of all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Borrower and its Significant Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate."

     6. SECTION 4.08 - REPRESENTATION AS TO SUBSIDIARIES. Section 4.08 of the Credit Agreement is hereby amended to read in full as follows:

          "4.08 SIGNIFICANT SUBSIDIARIES. Each of the Significant Subsidiaries
     (a) is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, (b) has all corporate or other powers and authority and all material governmental licenses (including, without limitation, any such license issued by a Gaming Board), authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted and (c) is duly qualified and in good standing in each jurisdiction where the ownership, leasing and operation of its property or the conduct of its business requires such qualification, and the failure to be so qualified would have a material adverse effect on the Borrower and its Subsidiaries."

     7. SECTION 4.11 - REPRESENTATION AS TO FULL DISCLOSURE. Section 4.11 of the Credit Agreement is hereby amended to read in full as follows:

          "4.11 FULL DISCLOSURE. All information heretofore furnished by the Borrower to the Agents or to any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Lender will be, taken as a whole, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders in writing or by means of its filings with the Securities and Exchange Commission any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial position of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement. With respect to any projections or forecasts provided, such projections or forecasts represent, as of the date thereof, management's best estimates based on reasonable assumptions and all available information, but are subject to the uncertainty inherent in all projections and forecasts."

     8. SECTION 4.12 - SOLVENCY. Section 4.12 of the Credit Agreement is hereby amended to read in full as follows:

          "4.12 SOLVENCY. As of the Effective Date (after giving effect to the transactions which occurred on that date) and as of August 28, 2000, the Borrower and its Significant Subsidiaries are, on a consolidated basis, Solvent."

     9. SECTION 4.14 - REPRESENTATION AS TO YEAR 2000 ISSUES. Section 4.14 of the Credit Agreement is hereby deleted in its entirety.

     10. SECTION 5.01(a) - CERTAIN PRO FORMA FINANCIAL STATEMENTS. Section 5.01(a) of the Credit Agreement is hereby deleted in its entirety and designated: "[RESERVED]."

     11. SECTION 5.06 - NEGATIVE PLEDGE. Section 5.06 of the Credit Agreement is hereby amended so that clauses (a), (d) and (h) thereto read in full as follows:

          "(a) Liens existing as of the August 28, 2000;"

          "(d) any Lien on any asset of any corporation or other business entity (including without limitation the Persons acquired pursuant to the Caesars Acquisition Agreement) existing at the time such corporation or other business entity is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;"

          "(h) Liens not otherwise permitted by the foregoing clauses of this Section encumbering assets of the Borrower and its Consolidated Subsidiaries having an aggregate fair market value which is not in excess of 10% of Consolidated Net Tangible Assets (determined, in each case, by reference to the most recent date for which the Borrower has delivered its financial statements under Section 5.01(b))."

     12. SECTION 5.10 - LEVERAGE RATIO. Section 5.10 of the Credit Agreement is hereby amended to read in full as follows:

     "5.10 LEVERAGE RATIO. The Leverage Ratio will not, as of the last day of any fiscal quarter of the Borrower described in the matrix below, exceed the ratio set forth opposite that fiscal quarter:

                  FISCAL QUARTERS ENDING             MAXIMUM RATIO
                  ----------------------             -------------
                  September 30, 2000 and
                  December 31, 2000                  4.75:1.00

                  Later Fiscal Quarters              4.50:1.00."

     13. SECTION 5.11 - INTEREST COVERAGE RATIO. Section 5.11 of the Credit Agreement is hereby amended to read in full as follows:

         "5.11 INTEREST COVERAGE RATIO. The Interest Coverage Ratio shall not, as of the last day of any fiscal quarter of the Borrower described in the matrix below, be less than the ratio set forth opposite that fiscal quarter:

                  FISCAL QUARTERS ENDING             MINIMUM RATIO
                  ----------------------             -------------
                  September 30, 2000 through and
                  including June 30, 2001            2.50:1.00

                  September 30, 2001 through and
                  including March 31, 2002           2.75:1.00

                  Later Fiscal Quarters, if any      3.00:1.00."


     14. SECTION 5.12 - COVENANT AS TO YEAR 2000 ISSUES. Section 5.12 of the Credit Agreement is hereby deleted in its entirety.

     15. SECTION 8.01(A) - TECHNICAL CORRECTION. Section 8.01(a) of the Credit Agreement is hereby amended to read in full as follows:

          "(a) the Administrative Agent is advised by the Required Lenders that deposits in Dollars and in the required amounts are not being offered to the Lenders in the relevant market for such Interest Period, or"

     16.  SECTION 9.05 - ASSIGNMENTS. Section 9.05(e) and the first sentence of
Section 9.05(f) of the Credit Agreement are hereby amended to read in full as follows:

          "(e) Each Lender may from time to time grant participations in its Commitment to one or more Lenders, other financial institutions or special purpose trusts; PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating Lenders or other financial institutions shall not be a Lender hereunder for any purpose EXCEPT, if the participation agreement so provides, for the purposes of Sections 2.22,
     8.03 and 9.03 but only to the extent that the cost of such benefits to the Borrower does not exceed the cost which the Borrower would have incurred in respect of such Lender absent the participation, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Lender's Commitment as it then exists and shall not restrict an increase in the Commitments, or in the granting Lender's Commitment, so long as the amount of the participation interest is not affected thereby and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents OTHER THAN those which result in (A) a decrease in fees, interest rate spreads or principal payable to the holder of such participation, (B) increase the Commitment of the granting Lenders and thereby increase the funding requirements of the holder of such a participation, or (C) extend the Termination Date."

          "(f) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to one or more special purpose funding vehicles (each, an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower the option to provide all or any part of any Committed Loan or Money Market Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement, provided that
     (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, and (iii) except as expressly set forth herein, the rights of any such SPC shall be derivative of the rights of the Granting Lender, and each SPC shall be subject to all of the restrictions upon the Granting Lender herein contained."

     17. SCHEDULE 1. Schedule 1 to the Credit Agreement is hereby deleted in its entirety and Schedule 1 hereto is hereby substituted in lieu thereof as
Schedule 1 to the Credit Agreement.

     18. CERTAIN EXHIBITS. The forms of Exhibit A (Compliance Certificate), Exhibit B (Note), and Exhibit C (Pricing Certificate) to the Credit Agreement are hereby deleted in their entirety, and Exhibits E, F and G hereto are hereby substituted in lieu thereof as Exhibits A, B and C to the Credit Agreement. All Notes heretofore executed and delivered to Lenders under the Credit Agreement shall remain valid and in force and effect and need not be surrendered in exchange for a new Note in the form attached hereto as Exhibit F (the "New Form"). All Notes issued on and after the date hereof shall be substantially in the form of the New Form ("New Form Notes"). No New Form Note shall be issued to any Lender which holds any Note based on the prior form (an "Old Form Note") unless and until such Lender shall have surrendered all of such Old Form Notes to the Borrower in exchange for one or more New Form Notes.

     19. CONDITIONS PRECEDENT. The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of :

          (a) written consents hereto executed by the Required Lenders, substantially in the form of Exhibit A hereto;

          (b) a Joinder and Assumption Agreement with respect to the Credit Agreement executed by the Borrower, the Administrative Agent, each new Lender becoming a party to the Credit Agreement concurrently with the effectiveness of this

     Amendment and each existing Lender which is increasing its Commitment under the Credit Agreement, substantially in the form of Exhibit B hereto;

          (c) Fees paid by the Borrower in the amount heretofore agreed upon among the Lead Arranger, the Administrative Agent and the Borrower on account of each Lender executing a Joinder and Assumption Agreement;

          (d) Notes for each new Lender becoming a party to the Credit Agreement pursuant to the Joinder and Assumption Agreement in the amounts of their respective Commitments; and

          (e) an opinion of Sills Cummis Radin Tischman Epstein & Gross, P.A., substantially in the form of Exhibit C hereto, and an opinion of Sheppard, Mullin, Richter & Hampton, LLP, substantially in the form of Exhibit D hereto.

     20. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Administrative Agent and the Banks that, as of the date of this Amendment, no Default or Event of Default has occurred and remains continuing.

     21. CONFIRMATION. In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.

     IN WITNESS WHEREOF, the Borrower and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

                                PARK PLACE ENTERTAINMENT CORPORATION


                                By:
                                   --------------------------------------------
                                Scott LaPorta, Executive Vice President
                                and Chief Financial Officer

                                BANK OF AMERICA, N.A., as Administrative Agent on behalf of the Required Lenders


                                By:
                                   --------------------------------------------
                                        Janice Hammond, Vice President

[Exhibit A to Amendment]

                                CONSENT OF LENDER


     This Consent of Lender is delivered by the undersigned Lender to Bank of America, N.A., as Administrative Agent, with reference to the Five Year Credit Agreement dated as of December 31, 1998, as amended by Amendment No. 1 dated as of August 31, 1999 (the "Credit Agreement"), among Park Place Entertainment Corporation, the Lenders, Syndication Agent and Documentation Agents referred to therein, and Bank of America, N.A. (under its former name, Bank of America National Trust and Savings Association), as Administrative Agent. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

     The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 2 to the Credit Agreement by the Administrative Agent on behalf of the Lenders, substantially in the form of the draft presented to the undersigned, and the execution and delivery of the proposed Joinder and Assumption Agreement attached to said Amendment No. 2 by the parties thereto.


-----------------------------------
[Name of Lender]

By:
   --------------------------------

Title:
      -----------------------------

[Exhibit B to Amendment]


                        JOINDER AND ASSUMPTION AGREEMENT
                        --------------------------------

     THIS JOINDER AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of August 28, 2000 is among Park Place Entertainment Corporation (the "Borrower"), Bank of America, N.A., Merrill Lynch Capital Corp., First Union National Bank, Commerzbank, A.G., and Summit Bank (the "Increasing Lenders"), Bankers Trust Company, The Fuji Bank, Limited and The Bank of Nova Scotia (collectively, the "Joining Lenders"), and Bank of America, N.A., as the Administrative Agent, pursuant to the Five Year Credit Agreement referred to below among the Borrower, the Lenders referred to therein and Administrative Agent. Capitalized terms used but not defined in this Agreement shall have the meanings defined for those terms in the Credit Agreement.

                                    RECITALS
                                    --------

     A. Pursuant the Five Year Credit Agreement dated as of December 31, 1998 among the Borrower, the lenders referred to therein, and the Administrative Agent (as amended by Amendment No. 1 dated as of August 31, 1999 and as further amended from time to time (including by Amendment No. 2 as hereinafter defined), the "Credit Agreement"), such lenders have heretofore provided a $1,500,000,000 senior credit facility to the Borrower.

     B. Pursuant to Section 2.23 of the Credit Agreement the Borrower has requested that the aggregate amount of the Lenders' Commitments be increased from $1,500,000,000 to $2,000,000,000.

     C. Concurrently herewith, the Credit Agreement is being amended pursuant to an Amendment No. 2 thereto (the "Amendment No. 2"), and it is intended that the transactions contemplated herein shall become effective concurrently with the effectiveness of such Amendment No. 2.

     D. Each of the Increasing Lenders has agreed to assume an increased Commitment under the Credit Agreement and each of the Joining Lenders has agreed to become a party to the Credit Agreement and to have a Commitment thereunder, and to thereby increase the aggregate Commitments to the amount requested by the Borrower.

     NOW THEREFORE, the parties hereto agrees as follows:

                                    AGREEMENT
                                    ---------

     1. EFFECTIVE DATE. Concurrently with the effectiveness of the Amendment No. 2, the assumptions and increase in the Commitments described herein shall be effective (such date being referred to herein as the "Amendment Date"). The Administrative Agent shall provide prompt notice of the Amendment Date to the parties hereto.

     2. JOINDER BY JOINING LENDERS. By signing this Agreement, each Joining Lender will become a "Additional Lender" under and pursuant to Section 2.23 of the Credit Agreement as of the Amendment Date with a Commitment in the amount set forth in Schedule 1 to the Credit Agreement, as amended by Amendment No. 2 thereto. Each Joining Lender agrees that pursuant to this Agreement it will become a party to and a Lender under the Credit Agreement on the Amendment Date and will be bound by all terms, provisions, conditions, obligations and duties applicable to a Lender under the Credit Agreement and other Loan Documents.

     3. ASSUMPTION BY INCREASING LENDERS. By signing this Agreement and under and pursuant to Section 2.23 of the Credit Agreement, each of the Increasing Lenders severally agrees that, as of the Amendment Date, its Commitment shall be increased to the amount set forth in Schedule 1 to the Credit Agreement, as amended by Amendment No. 2 thereto.

     4. ACCEPTANCE OF INCREASED COMMITMENTS BY THE BORROWER. The Borrower hereby accepts the new Commitments of the Joining Lenders and the increased Commitments of the Increasing Lenders effective on the Amendment Date, and confirms that their allocated Commitments are as set forth in Schedule 1 to the Credit Agreement, as amended by Amendment No. 2 thereto.

     5. NO MODIFICATIONS OF CREDIT AGREEMENT. Nothing contained in this Agreement shall be construed to amend or modify the terms of the Loan Documents other than to effectuate the joinder and assumptions contemplated herein.

     6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE JOINING LENDERS. Each Joining Lender hereby severally represents, warrants and covenants as follows:

          (a)  Such Joining Lender is an Eligible Assignee.

          (b) Such Joining Lender has agreed to become a party to the Credit Agreement solely in reliance upon its own independent investigation of the financial and other circumstances surrounding the Borrower and all aspects of the transactions evidenced by or referenced in the Loan Documents, or has otherwise satisfied itself thereto, and that it is not relying upon any representation, warranty or statement (except any such representation, warranty or statement expressly set forth in this Agreement) of the Administrative Agent in connection with the assumption made hereby. Each such Joining Lender further acknowledges that it will, independently and based upon it's review of such documents and information as it deems appropriate at the time, continue to make its own credit decisions in connection with the assumption made hereby.

          (c) Such Joining Lender has experience and expertise in the making of loans of the type made under the Credit Agreement and with respect to the other types of credit which may be extended under the Credit Agreement; and that it has received, reviewed and approved copies of all Loan Documents.

          (d) Such Joining Lender has duly authorized, executed and delivered this Agreement, and it is legally entitled to enter into the transactions contemplated herein.

          (e) Neither the Administrative Agent nor any other Lender shall be responsible to such Joining Lender for the execution, effectiveness, accuracy, completeness, legal effect, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents (other than its own due execution of the Loan Documents) or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by the Administrative Agent to such Joining Lender (other than written representations, warranties, recitals or statements made by such party therein) or by or on behalf of the Borrower to the Administrative Agent and the Lenders or the Joining Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrower or any other Person liable for the payment of any Advance or payment of amounts owed in connection with other extensions of credit under the Credit Agreement or any other matter. The Administrative Agent shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Advances or other extensions of credit under the Credit Agreement or as to the existence or possible existence of any Default or Event of Default.

     7. REPRESENTATIONS AND WARRANTIES OF INCREASING LENDERS. Each Increasing Lender hereby severally represents and warrants as follows:

          (a) Such Increasing Lender has duly authorized, executed and delivered this Agreement and it is legally entitled to enter into the transactions contemplated herein.

          (b) Such Increasing Lender has obtained all consents, if any, which are required for the increase in its Commitment pursuant hereto, including the consent of each Lender or other financial institution, if any, to which such Increasing Lender has granted a participation in its Commitment.

     8. FEES. In consideration for the joinder and assumptions described herein, the Borrower shall pay to each Joining Lender and each Increasing Lender the fees described in letter agreements between each such Lender and the Lead Arranger and advised by the Lead Arranger to the Borrower.

     9. BENEFICIARIES OF THIS AGREEMENT. Each Joining Lender and each Increasing Lender hereby severally acknowledges and agrees that the Agreement set forth herein are for the express benefit of the Borrower, the Administrative Agent and the other Lenders and their respective successors and permitted assigns.

     10. GOVERNING LAW. This Agreement and the transactions contemplated hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above written.

                              "Joining Lenders"


                              BANKERS TRUST COMPANY

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------

                              THE FUJI BANK, LIMITED

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------

                              THE BANK OF NOVA SCOTIA

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------




                              "Increasing Lenders"

                              BANK OF AMERICA, N.A.

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------

                              MERRILL LYNCH CAPITAL CORP.

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------

                              FIRST UNION NATIONAL BANK

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------

                              COMMERZBANK, A.G.

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------

                              SUMMIT BANK

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------


ACKNOWLEDGED AND AGREED TO:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
   ----------------------------------------
Janice Hammond, Vice President

PARK PLACE ENTERTAINMENT CORPORATION


By:
   ----------------------------------------
Scott A. LaPorta, Executive Vice President
and Chief Financial Officer

[Exhibit C - Sills, Cummis Opinion]
[Exhibit D - Sheppard, Mullin Opinion]
[Exhibit E - Revised Compliance Certificate]
[Exhibit F - Revised Note]
[Exhibit G - Revised Pricing Certificate]
[Schedule 1 - Replacement Lender Commitments Listing]